UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2006

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647-1765

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 21, 2006, the board of directors of Syniverse Holdings, Inc. (the “Company”) received the resignation of G. Edward Evans as a director of the Company, effective as of December 31, 2006. Prior to the resignation, Mr. Evans was chairman of the board of the Company. Mr. Evans’ resignation as chairman of the board was not a result of any disagreement with the Company’s operations, policies or practices. Mr. Evans is leaving the Company to pursue other business opportunities.

Mr. Evans was elected chairman of the board on November 11, 2005 after having served as a director since February 2002. He served as chief executive officer from February 2002 until January 2006, at which time he stepped down from the position. At that time, Mr. Evans agreed to serve in an executive capacity through December 31, 2006, focusing on corporate strategy and mergers and acquisitions activities.

The board of directors of the Company has appointed Robert J. Marino to serve as non-executive chairman of the board. Mr. Marino, 59, has served on the board of directors of the Company since February 2004 and is currently on the Audit, Compensation (Chairman) and Nominating and Corporate Governance committees. From August 1998 to February 2003, Mr. Marino served as group president of Convergys Information Management Group.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press release issued by Syniverse Holdings, Inc. on December 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: December 26, 2006

SYNIVERSE HOLDINGS, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Syniverse Holdings, Inc. on December 26, 2006